Exhibit 5.2

December 19, 2022

Polyrizon Ltd.

5 Ha-Tidhar Street

Raanana, 4366507, Israel

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form F-1 (Registration No. 333-265178) (as amended to date, the “Registration Statement”) filed by Polyrizon Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration (including in connection with an over-allotment option granted to the Underwriter (as defined below)) and proposed maximum aggregate offering price by the Company of up to $86,336,710 of: (A) units (the “Units”), with each Unit consisting of either (1) (i) one ordinary share, par value NIS 0.02, of the Company (an “Ordinary Share”) and (ii) three warrants (each, a “Regular Warrant”), each to purchase one Ordinary Share, or (2) (i) a pre-funded warrant (a “Pre-Funded Warrant”) to purchase one Ordinary Share and (ii) three Regular Warrants; (B) warrants (the “Underwriter Warrants”) to purchase Ordinary Shares issuable to the Underwriter (as defined below); and (C) Ordinary Shares underlying the Warrants and the Underwriter Warrants (together with the Units, the Warrants and the Underwriter Warrants, the “Securities”). The term “Warrants” refers collectively to the Regular Warrants and the Pre-Funded Warrants. The Securities are being registered by the Company, which has engaged Aegis Capital Corp. (the “Underwriter”) to act as the underwriter in connection with a public offering of the Units (the “Offering”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Warrants and the Underwriter Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. With respect to the Ordinary Shares and the Ordinary Shares underlying the Warrants and the Underwriter Warrants being duly and validly issued, fully paid and non-assessable, we have relied on the opinion of Keren Law Firm, Israeli counsel to the Company, filed as an exhibit to the Registration Statement as filed with the Commission.

Greenberg Traurig, P.A. | Attorneys at Law
Azrieli Center, Round Tower | 132 Menachem Begin Road, 30th Floor | Tel Aviv, Israel 6701101 | T +1 +972 (0) 3 636 6000 | F +1 +972 (0) 3 636 6010
www.gtlaw.com

Polyrizon Ltd.

December 19, 2022

In addition, in rendering the opinions expressed below, we have assumed that: (i) the Board of Directors of the Company shall have duly established the terms of the Units and the Ordinary Shares, Regular Warrants and Pre-Funded Warrants included therein, and the Underwriter’s Warrants, and shall have duly authorized the issuance and sale of the Units and the Underwriter’s Warrants and such authorization shall not have been modified or rescinded; (ii) each party to each transaction document related to the Offering is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each transaction document related to the Offering to which it is a party, (iii) that each transaction document related to the Offering has been or will be duly authorized, and will be executed and delivered, by all of the parties thereto, and each party to each transaction document related to the Offering has satisfied or will satisfy all other legal requirements that are applicable to it to the extent necessary to make such transaction document related to the Offering enforceable against it, (iv) that each transaction document related to the Offering will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the Company to the extent expressly addressed in our opinion in the paragraph immediately below, (v) that the execution and delivery of, and the performance of its obligations under, each transaction document related to the Offering by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets, (vi) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each transaction document related to the Offering by each party thereto have been or will be obtained or made and are in full force and effect, and (vii) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any transaction document related to the Offering.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, (i) each of the Units and each of the Regular Warrants and the Pre-Funded Warrants, if and when issued and paid for in accordance with the terms of the Offering or the Regular Warrants, as applicable, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and (ii) the Underwriter Warrants, if and when issued and paid for in accordance with the terms of the Offering, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinion is qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.

Greenberg Traurig, P.A. | Attorneys at Law
www.gtlaw.com